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                                                                    EXHIBIT 10.8

                               ADVISORY AGREEMENT

     THIS ADVISORY AGREEMENT (the "Agreement") is made this 30th day of April 1999, by and between Hudson Consulting Group, Inc., a Nevada corporation ("Advisor") and PerfectData Corporation, a California corporation (the "Company").

     WHEREAS, Advisor and Advisor's Personnel (as defined below) have experience in evaluating and effecting mergers and acquisitions, supervising corporate management, and in performing general administrative duties for publicly-held companies and development stage investment ventures; and

     WHEREAS, the Company desires to retain Advisor to advise and assist the Company in its development on the terms and conditions set forth below.

     NOW THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Advisor agree as follows:

1.   ENGAGEMENT

     The Company hereby retains Advisor, effective as of the date hereof (the "Effective Date") and continuing until termination, as provided herein, to assist the Company in it's effecting the purchase of business and assets relative to its business and growth strategy, resolution of outstanding debt and obligations of the Company, introducing of the Company to broker/dealers and assist with creating a market for the securities of the Company (the "Services"). The Services are to be provided on a "best efforts" basis directly and through Advisor's officers or others employed or retained and under the direction of Advisor ("Advisor's Personnel"); provided, however, that the Services shall expressly exclude all legal advice, accounting services or other services which require licenses or certification which Advisor may not have.

2.   TERM

     This Agreement shall have an initial term of one (1) year (the "Primary Term"), commencing with the Effective Date. At the conclusion of the Primary Term this Agreement will automatically be extended on an annual basis (the "Extension Period") unless Advisor of the Company shall serve written notice on the other party terminating the Agreement. Any notice to terminate given hereunder shall be in writing and shall be delivered at least thirty (30) days prior to the end of the Primary Term or any subsequent Extension Period.


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3.   TIME AND EFFORT OF ADVISOR

     Advisor shall allocate time and Advisors Personnel as it deems necessary to provide the Services. The particular amount of time may vary from day to day or week to week. Except as otherwise agreed, Advisor's monthly statement identifying, in general, tasks performed for the Company shall be conclusive evidence that the Services have been performed. Additionally, in the absence of willful misfeasance, bad faith, negligence or reckless disregard for the obligations or duties hereunder by Advisor, neither Advisor nor Advisor's Personnel shall be liable to the Company or any of its any shareholders for any act or omission in the course of or connected with rendering the Services, including but not limited to losses that may be sustained in any corporate act in any subsequent Busineess Opportunity (as defined herein) undertaken by the Company as a result of advice provided by Advisor or Advisors's Personnel.

4.   COMPENSATION

     The Company agrees to pay Advisor a fee for the Services ("Advisory Fee") by way of the issuance by the Company of One Hundred Fifty Thousand (150,000) shares of the Company's common stock to be delivered according to the following schedule. Thirty Seven Thousand Five Hundred (37,500) shares of the Company's common stock upon the execution hereof as a retainer fee, said shares may be restricted pursuant to Rule 144. In ninety (90) days an additional Thirty Seven Thousand Five Hundred (37,500) shares are to be transferred. Upon execution of a final merger or acquisition an additional Seventy Five Thousand (75,000) shares and any other shares provided for herein shall be immediately transferred to Advisor.

5.   OTHER SERVICES

     If Advisor directly or indirectly finds, locates or introduces a Business Opportunity, acceptable to the Company, and the Company enters into a merger or exchanges securities with or purchases the assets or enters into a joint venture with, or makes an investment in a company introduced by Advisor (a "Business Opportunity"), the Company agrees to pay Advisor a fee, in addition to the Advisory Fee, equal to, in cash or securities acceptable to Advisor at Advisors option under the following formula: (1) 5% a Business Opportunity that has a gross value of ($1,000,000) One Million Dollars or less; (2) plus, 4% of any additional value over ($1,000,000) One Million Dollars up to ($2,000,000) Two Million dollars in gross value; (3) plus, 3% of any additional value over ($2,000,000) Two Million dollars up to ($3,000,000) in gross value; (4) plus, 2% of any additional value over ($3,000,000) Three Million dollars up to ($4,000,000) Four Million dollars in gross value; (5) plus, 1% of any additional gross value which exceeds ($4,000,000) Four Million dollars (collectively referred to herein, in each instance, as the "Transaction Fee"), which shall be payable immediately following the closing of each such transaction, in cash or in shares of the Company's common stock.

6.   REGISTRATION OF SHARES

     Company agrees that any shares issued to satisfy the Advisory Fee (if paid in shares), and the issuance of shares as a Transaction Fee, that all such issued shares shall be registered by the

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Company with the Securities and Exchange Commission under any subsequent applicable registration statement filed by the Company. Such issuance or reservation of shares shall be in reliance on representations and warranties of Advisor set forth herein.

7.   COSTS AND EXPENSES

     All third party and out-of-pocket expenses incurred by Advisor in the performance of the Services shall be paid by the Company, or Advisor shall be reimbursed if paid by Advisor on behalf of the Company, within ten (10) days of receipt of written notice by Consultant, provided that the Company must approve in advance all such expenses in excess of $500 per month.

8.   PLACE OF SERVICES

     The Services provided by Advisor or Advisor's Personnel hereunder will be performed at Advisor's offices except as otherwise mutually agreed by Advisor and the Company.

9.   INDEPENDENT CONTRACTOR

     Advisor and Advisor's Personnel will act as an independent contractor in the performance of its duties under this Agreement. Accordingly, Advisor will be responsible for payment of all federal, state, and local taxes on compensation paid under this Agreement, including income and social security taxes, unemployment insurance, and any other taxes due relative to Advisor's Personnel, and any and all business license fees as may be required. This Agreement neither expressly NOR impliedly creates a relationship of principal and agent, or employee and employer, between Advisor's Personnel and the Company. Neither Advisor nor Advisor's Personnel are authorized to enter into any agreements on behalf of the Company. The Company expressly retains the right to approve, in its sole discretion, each Asset Opportunity or Business Opportunity introduced by Advisor, and to make all final decisions with respect to effecting a transaction on any Business Opportunity.

10.  REJECTED ASSET OPPORTUNITY OR BUSINESS OPPORTUNITY

     If, during the Primary Term of this Agreement or any Extension Period, the Company elects not to proceed to acquire, participate or invest in any Business Opportunity identified and/or selected by Advisor, notwithstanding the time and expense the Company may have incurred reviewing such transaction, such Business Opportunity shall revert back to and become proprietary to Advisor, and Advisor shall be entitled to acquire or broker the sale or investment in such rejected Business Opportunity for its own account, or submit such assets or Business Opportunity elsewhere. In such event, Advisor shall be entitled to any and all profits or fees resulting from Advisor's purchase, referral or placement of any such rejected Business Opportunity, or the Company's subsequent purchase or financing with such Business Opportunity in circumvention of Advisor.

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11.  NO AGENCY EXPRESS OR IMPLIED

     This Agreement neither expressly nor impliedly creates a relationship of principal and agent between the Company and Advisor, or employee and employer as between Advisor's Personnel and the Company.

12.  TERMINATION

     The Company and Advisor may terminate this Agreement prior to the expiration of the Primary Term upon thirty (30) days written notice with mutual written consent. Failing to have mutual consent, without prejudice to any other remedy to which the terminating party may be entitled, if any, either party may terminate this Agreement with thirty (30) days written notice under the following conditions:

     (A)  BY THE COMPANY.

          (i) If during the Primary Term of this Agreement or any Extension Period, Advisor is unable to provide the Services as set forth herein for thirty (30) consecutive business days because of illness, accident, or other incapacity of Advisor's Personnel; or,

          (ii) If Advisor willfully breaches or neglects the duties required to be performed hereunder; of,

     (B)  BY ADVISOR.

          (i) If the Company breaches this Agreement or fails to make any payments or provide information required hereunder; or,

          (ii) If the Company ceases business or, other than in an Initial Merger, sells a controlling interest to a third party, or agrees to a consolidation or merger of itself with or into another corporation, or enters into such a transaction outside of the scope of this Agreement, or sells substantially all of its assets to another corporation, entity or individual outside of the scope of this Agreement; or,

          (iii) If the Company subsequent to the execution hereof has a receiver appointed for its business or assets, or otherwise becomes insolvent or unable to timely satisfy its obligations in the ordinary course of, including but not limited to the obligation to pay the Initial Fee, the Transaction fee, or the Advisory Fee; or,

          (iv) If the Company subsequent to the execution hereof institutes, makes a general assignment for the benefit of creditors, has instituted against it any bankruptcy proceeding for reorganization for rearrangement of its

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               financial affairs, files a petition in a court of bankruptcy, or is adjudicated a bankrupt; or,

          (v) If any of the disclosures made herein or subsequent hereto by the Company to Consultant are determined to be materially false or misleading.

In the event Advisor elects to terminate without cause or this Agreement is terminated prior to the expiration of the Primary Term or any Extension Period by mutual written agreement, or by the Company for the reasons set forth in A(i) and (ii) above, the Company shall only be responsible to pay Advisor for unreimbursed expenses, Advisory Fee and Transaction Fee accrued up to and including the effective date of termination. If this Agreement is terminated by the Company for any other reason, or by Advisor for reasons set forth in B(i) through (v) above, Advisor shall be entitled to any outstanding unpaid portion of reimbursable expenses, Transaction Fee, if any, and the balance of the Advisory Fee for the remainder of the unexpired portion of the applicable term (Primary Term or Extension Period) of the Agreement.

13.  INDEMNIFICATION

     Subject to the provisions herein, the Company and Advisor agree to indemnify, defend and hold each other harmless from and against all demands, claims, actions, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties and attorneys' fees and expenses asserted against or imposed or incurred by either party by reason of or resulting from any action or a breach of any representation, warranty, covenant, condition, or agreement of the other party to this Agreement.

14.  REMEDIES

     Advisor and the Company acknowledge that in the event of a breach of this Agreement by either party, money damages would be inadequate and the non-breaching party would have no adequate remedy at law. Accordingly, in the event of any controversy concerning the rights or obligations under this Agreement, such rights or obligations shall be enforceable in a court of equity by a decree of specific performance. Such remedy, however, shall be cumulative and non-exclusive and shall be in addition to any other remedy to which the parties may be entitled.

15.  MISCELLANEOUS

     (A) SUBSEQUENT EVENTS. Advisor and the Company each agree to notify the other party if, subsequent to the date of this Agreement, either party incurs obligations which could compromise its efforts and obligations under this Agreement.

     (B) AMENDMENT. This Agreement may be amended or modified at any time and in any manner only by an instrument in writing executed by the parties hereto.

     (C) FURTHER ACTIONS AND ASSURANCE. At any time and from time to time, each party agrees, at its or their expense, to take actions and to execute and deliver

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          documents as may be reasonably necessary to effectuate the purposes of this Agreement.

     (D) WAIVER. Any failure of any party to this Agreement to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed. The failure of any party to this Agreement to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision or a waiver of the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

     (E) ASSIGNMENT. Neither this Agreement nor any right created by it shall be assignable by either party without the prior written consent of the other.

     (F) NOTICES. Any notice or other communication required or permitted by this Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the other party, when deposited in the United States mails for transmittal by certified or registered mail, postage prepaid, or when deposited with a public telegraph company for transmittal, or when sent by facsimile transmission charges prepared, provided that the communication is addressed;

          (i)  In the case of the Company:
                             PerfectData Corporation
                             110 West Easy Street
                             Simi Valley, CA 93065
                             Telephone:  (805) 581-4000
                             Telefax:    (805) 522-5788
                             Attention:  Joseph Mazin, Chairman, President & CEO

          (ii) In the case of Advisor:
                             Hudson Consulting Group
                             268 West 400 South
                             Salt Lake City, Utah 84101
                             Telephone:  (801) 575-8073
                             Telefax:    (801) 575-8092
                             Attention:  Richard D. Surber, President

          or to such other person or address designated in writing by the Company or Advisor to receive notice.

     (G) HEADINGS. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

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     (H)  GOVERNING LAWS. This Agreement was Negotiated and is being contracted for in Utah and California, and shall be governed by the laws of the State of California and United States of America, notwithstanding any conflict-of-law to the contrary.

     (I) BINDING EFFECT. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors, and assigns.

     (J) ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements, arrangements, or understandings between the parties relating to the subject matter of this Agreement. No oral understandings, statements, promises, or inducements contrary to the terms of this Agreement exist. No representations, warranties, covenants, or conditions, express or implied, other than as set forth herein, have been made by any party.

     (K) SEVERABILITY. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

     (L) COUNTERPARTS. A facsimile, telecopy, or other reproduction of this Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, by one or more parties hereto and such executed copy may be delivered by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. In this event, such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

     (M) TIME IS OF THE ESSENCE. Time is of the essence of this Agreement and of each and every provision hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date above written.

     The "Company"                                  "Advisor"
     PerfectData Corporation                        Hudson Consulting Group
     A California Corporation                       a Nevada Corporation


     By: /s/ JOSEPH MAZIN                           By: /s/ RICHARD SURBER
     -------------------------                      ----------------------
     Name: Joseph Mazin                             Name: Richard Surber
     Title:  President and CEO                      Title:   President

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                         ADDENDUM TO ADVISORY AGREEMENT


     Hudson Consulting Group Inc. and PerfectData Corporation agree and stipulate that the following businesses are known to PerfectData and in the event that a transaction is concluded with any of the named businesses Hudson is not entitled to fees for that transaction under the Advisory Agreement of April 1999.

         Excluded Businesses:

                           Pego Systems Inc.
                           Hartcourt Companies
                           Flamemaster Corp.
                           Statuni Corp.
                           El Guapo Foods
                           Omni Computer
                           Cohesant Technologies
                           Novaquest Info Systems
                           Esselte
                           Tech Spray
                           Startus
                           Rite Off Inc.
                           EMB Corporation
                           Bay Resources
                           Recoton.

         Acknowledge and agreed this 30th Day of April, 1999

Hudson Consulting Group, Inc.                   PerfectData Corporation


By: /s/ RICHARD SURBER                          By: /s/ JOSEPH MAZIN
    -----------------------------                   ---------------------------
        Richard Surber, President                       Joseph Mazin, President

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LETTERHEAD


CERTIFIED RETURN RECEIPT

October 27, 1999


Richard D. Surber, President
Hudson Consulting Group, Inc.
268 West 400 South
Salt Lake City, Utah 84101

Dear Richard:

This letter is PerfectData Corporation's 30-day written notice that the Company is terminating our Agreement with Hudson Consulting Group, Inc. on November 27, 1999.

Sincerely,


/s/ JOSEPH MAZI
---------------
    President

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